Exhibit 5.1

                                                 [Allegheny Teledyne, Inc. logo]
                                                 1000 Six PPG Place
                                                 Pittsburgh, PA  15222-5479


                               February 10, 1998



Jon D. Walton
Senior Vice President
General Counsel and Secretary
Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, PA  15222-5479

      RE:   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      I am Senior Vice President, General Counsel and Secretary of Allegheny Teledyne Incorporated, a Delaware corporation (the "Registrant"), and in such capacity I have acted as counsel to the Registrant in connection with the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 shares (the "Shares") of the Registrant's Common Stock, par value $.10 per share, in connection with the Allegheny Teledyne Employee Stock Purchase Plan, formerly known as the Teledyne, Inc.
Employee Stock Purchase Plan (the "Plan").

      I am familiar with the Registration Statement and the Plan, and I have examined the Registrant's Restated Certificate of Incorporation and the Registrant's Amended and Restated By-Laws. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary or appropriate for the purpose of this opinion.

      Based on the foregoing, I am of the opinion that the Shares, when issued in accordance with the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                    Yours truly,

                                    /s/ Jon D. Walton
                                    ---------------------------
                                    John D. Walton